UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

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FIRST CITIZENS BANCSHARES

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A LETTER FROM THE CHAIRMAN

Frank B. Holding, Jr.

Dear Shareholder:

As we have proven many times throughout our long and proud history, First Citizens shines during turbulent times thanks to our strength and stability. I’m pleased to share with you that during a year that challenged even the very best of companies, First Citizens continued to grow and help our customers navigate a myriad of difficulties.

Frank B. Holding, Jr.

We achieved record earnings in 2020 totaling $492 million representing an 8% increase over 2019 and a 16% increase on a per share basis. Despite net interest margin compression and economic uncertainty as a result of COVID-19, earnings grew due to higher net interest income, quality loan and core deposit growth and disciplined expense management. Earnings per share also benefited from continued share repurchases during the year. Our strong performance has allowed us to increase our dividend during the fourth quarter of 2020.

We believe we are well positioned as we look ahead to the remainder of 2021 and our transformational merger with CIT Group Inc., one of the largest and most significant in our history.

The merger agreement with New York-based CIT – which we announced in October – will create a top 20 U.S. bank with more than $100 billion in assets. The financially compelling transaction creates greater scale to drive growth, improve profitability and enhance stockholder value. The combination brings together complementary strengths of both organizations, with First Citizens’ low-cost retail deposit franchise and full suite of banking products and CIT’s strong market positions, nationwide commercial lending franchise and direct digital bank.

We’re preparing for anticipated completion of the transaction in the second quarter of 2021, subject to satisfaction of customary closing conditions, including receipt of regulatory approvals. The combined company will operate under the First Citizens name. A series of conversions is planned for late 2021 and early 2022.

We’ll welcome two CIT leaders to our executive ranks upon closing of the proposed merger transaction. Ellen R. Alemany, Chairwoman and CEO of CIT, will assume the role of Vice Chairwoman of the board of directors of the combined company, along with Vice Chairwoman Hope Bryant. In addition, CIT’s Marisa J. Harney will become the seventh member of our executive leadership team and assume the role of Chief Credit Officer for the combined bank.

This milestone in our history is not just about creating a bigger bank – we’re creating an even better bank. A one-stop financial services destination for customers across the country, providing a full suite of retail, business and wealth products. A bank with more opportunities for future growth and success.

Ellen R. Alemany	Marisa J. Harney

Continued on back

Chairman’s Letter, continued

In 2020, we also completed two merger conversions: the former Entegra Bank and Gwinnett Community Bank. We opened branches and banking offices in robust markets in California, Florida, North Carolina, Oklahoma, Texas and Wisconsin.

Our 123-year history of serving clients during good times and bad and our strong capital and liquidity position enable our ongoing successful navigation of the COVID-19 pandemic crisis. Both our leadership team and a cross-functional group established solely to coordinate the bank’s response to the pandemic help ensure the safety and support of our customers and associates.

COVID-19 Branch Signage

While we temporarily closed our branch lobbies last spring along with most other banks, the vast majority are now open, operating with enhanced cleaning protocols and other virus-prevention measures. Our high-density corporate locations are currently at limited occupancy, with most staff members working remotely.

A key imperative is keeping customers informed of their relief options, branch and operational adjustments and other ways the pandemic impacts their finances and the ways they engage with us. Through our bankers, website, emails and social media channels we communicate critical information to our clients, including credit, lease and payment relief and the assistance available through government programs such as stimulus payments and the Small Business Administration Paycheck Protection Program (PPP).

Thanks to superb teamwork and innovative thinking, First Citizens helped close to 23,000 customers secure PPP funding in 2020, enabling these businesses to meet their short-term ongoing expenses. We’re now assisting with loan forgiveness and the recent extension of the PPP.

We also partnered with hundreds of thousands of consumers who were recipients of stimulus payments as they maneuvered what was initially a hurried and complex new process last spring. Thanks to proactive efforts, we provided a smoother response and better customer experience during the recent second round of payments.

Beyond pandemic support, in 2020 we focused on our ongoing strategy to give clients the financial products and services they need, whenever and however they choose to access them.

In August, we launched a refurbished firstcitizens.com website featuring a fresh, more modern and easy-to-navigate design. The refreshed site puts more power in users’ hands with dozens of new tools and upgrades, including more robust content to provide customers insight into their financial lives, new individual banker pages, detailed branch and ATM locator pages and a powerful, superior user experience across all devices.

Customers are migrating to our new Commercial Advantage digital banking solution, which replaces Business Online Banking. The more modern platform is designed specifically to better serve the needs of our larger, more complex commercial banking clients, and continues our active investment in digital capabilities to improve the customer experience and our efficiency. Last year we also introduced the Business Cash Back credit card and enhanced reward options for business cards.

We made great strides in 2020 in our quest to continue expanding our wealth offerings into more high-potential markets such as Atlanta, the biggest economy and population center in the Southeast. We also introduced the First Citizens

Chairman’s Letter, continued

Easy Access Line, a private bank initiative allowing us to provide securities-based lines of credit to clients in all 50 states, enabling them to quickly access liquidity when the need arises. Our five-year-old private banking division – along with assistance from internal partners – achieved a milestone in 2020, surpassing the $1 billion threshold for outstanding loan balances in 2020.

Throughout the year, we promoted our reputation for soundness and security with radio and digital advertising, customer handouts and reassuring signage at our busy drive-thru service lanes. And of course, we backed up that reputation with action throughout the communities we serve. Over the summer, we launched a “First Things First” campaign, playing off our Forever First brand promise to demonstrate support for small business and encourage shopping locally. And our associates made their own contributions to the well-being of their markets by participating in blood drives, providing meals to first responders and medical teams, raising money for charitable organizations and conducting customer appreciation days and courtesy phone call check-ins.

Teen Cancer America, our largest corporate philanthropic focus, has suffered during the pandemic like most nonprofits. Over the holiday season, we ran a giving campaign benefitting TCA, taking advantage of the power of digital media, emails and social media. The special campaign giving site on firstcitizens.com received more than 25,000 visits. Along with supporters across all our markets, we helped raise more than $35,000, giving teens and young adults with cancer an extra measure of hope.

In 2020 we announced our sponsorship as the official bank and wealth management partner of the Big South Athletic Conference, which is made up of colleges and universities located between Virginia and Georgia. As part of this multiyear partnership, First Citizens will provide valuable resources to the Big South student-athletes through career mentoring opportunities and financial advice, and support a conference-wide diversity and inclusion program.

We’re also continuing to focus on and augment our own inclusion, equity and diversity efforts, which are vital to the growth and success of our associates, our company and the communities we serve.

TCA Campaign

Our progress over recent years is garnering more attention from analysts and investors, which compelled us to begin hosting quarterly earnings calls. Through them, we can better tell the First Citizens story to investors, analysts and the news media, giving context around our identity in the industry and clarity around the key drivers of our performance.

The First Citizens story is an illustrious one, and the chapter written during 2020 is quite remarkable. In a mid-year video to our associates, I relayed a message that bears repeating: While I’ve felt and expressed great pride about our bank team countless times over the years, I don’t think I’ve ever been as proud as I am now. The collaboration, diligence and resourcefulness of our bankers and support staff are nothing short of extraordinary.

I’d like to thank our associates, our board members and you for supporting our endeavor to provide better banking that helps people live better lives.

Sincerely,

Frank B. Holding, Jr.
March 10, 2021

Chairman’s Letter, continued

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and future performance of First Citizens and CIT. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “targets,” “designed,” “could,” “may,” “should,” “will” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on First Citizens’ and CIT’s current expectations and assumptions regarding First Citizens’ and CIT’s businesses, the economy, and other future conditions.

Because forward-looking statements relate to future results and occurrences, they are subject to inherent risks, uncertainties, changes in circumstances and other factors that are difficult to predict. Many possible events or factors could affect First Citizens’ and/or CIT’s future financial results and performance and could cause the actual results, performance or achievements of First Citizens and/or CIT to differ materially from any anticipated results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, (1) the risk that the cost savings, any revenue synergies and other anticipated benefits of the proposed merger may not be realized or may take longer than anticipated to be realized, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the condition of the economy and competitive factors in areas where First Citizens and CIT do business, (2) disruption to the parties’ businesses as a result of the announcement and pendency of the proposed merger and diversion of management’s attention from ongoing business operations and opportunities, (3) the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between First Citizens and CIT, (4) the risk that the integration of First Citizens’ and CIT’s operations will be materially delayed or will be more costly or difficult than expected or that First Citizens and CIT are otherwise unable to successfully integrate their businesses, (5) the outcome of any legal proceedings that may be or have been instituted against First Citizens and/or CIT, (6) the failure to obtain required governmental approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction), (7) reputational risk and potential adverse reactions of First Citizens’ and/or CIT’s customers, suppliers, employees or other business partners, including those resulting from the announcement or completion of the proposed merger, (8) the failure of any of the closing conditions in the definitive merger agreement to be satisfied on a timely basis or at all, (9) delays in closing the proposed merger, (10) the possibility that the proposed merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (11) the dilution caused by First Citizens’ issuance of additional shares of its capital stock in connection with the proposed merger, (12) general competitive, economic, political and market conditions, (13) other factors that may affect future results of CIT and/or First Citizens including changes in asset quality and credit risk, the inability to sustain revenue and earnings growth, changes in interest rates and capital markets, inflation, customer borrowing, repayment, investment and deposit practices, the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms, and (14) the impact of the global COVID-19 pandemic on First Citizens’ and/or CIT’s businesses, the ability to complete the proposed merger and/or any of the other foregoing risks.

Except to the extent required by applicable law or regulation, each of First Citizens and CIT disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Further information regarding First Citizens, CIT and factors which could affect the forward-looking statements contained herein can be found in First Citizens’ Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and its other filings with the Securities and Exchange Commission (the “SEC”), and in CIT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and its other filings with the SEC.

Important Information about the Merger and Where to Find It

In connection with the proposed merger between First Citizens and CIT, First Citizens filed with the SEC a registration statement on Form S-4 (File No. 333-250131), as amended on December 21, 2020, to register the shares of First Citizens’ capital stock that will be issued to CIT’s stockholders in connection with the proposed transaction. The registration statement includes a joint proxy statement of First Citizens and CIT that also constitutes a prospectus of First Citizens. The registration statement was declared effective by the SEC on December 23, 2020, and the definitive joint proxy statement/prospectus was mailed to CIT’s and First Citizens’ stockholders of record as of the close of business on or about December 30, 2020. First Citizens and CIT held their respective special meeting of stockholders on February 9, 2021.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 (AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE INTO THE JOINT PROXY STATEMENT/PROSPECTUS) BECAUSE SUCH DOCUMENTS CONTAIN IMPORTANT INFORMATION REGARDING FIRST CITIZENS, CIT, THE PROPOSED MERGER AND RELATED MATTERS.

Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by First Citizens or CIT through the website maintained by the SEC at http://www.sec.gov or from First Citizens at its website, www.firstcitizens.com, or from CIT at its website, www.cit.com. Documents filed with the SEC by First Citizens will be available free of charge by accessing the “Newsroom” page of First Citizens’ website at www.firstcitizens.com or, alternatively, by directing a request by telephone or mail to First Citizens BancShares, Inc., Mail Code: FCC-22, PO Box 27131, Raleigh, North Carolina 27611-7131, (919) 716-7000, and documents filed with the SEC by CIT will be available free of charge by accessing CIT’s website at www.cit.com under the tab “About Us,” and then under the heading “Investor Relations” or, alternatively, by directing a request by telephone or mail to CIT Group Inc., One CIT Drive, Livingston, New Jersey 07039, (866) 542-4847.